EXHIBIT (14)(a)



                             WOLPOFF & COMPANY, LLP





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion, on Form N-14 of this registration statement, of our reports dated January 29, 1999, on our audit of the statement of assets, liabilities and partners' capital (net assets) of Alex. Brown Capital Advisory & Trust Growth Equity Fund Limited Partnership as of December 31, 1998, and the related statements of operations and changes in partners' capital (net assets) for the year then ended. The financial statements of Alex.Brown Capital Advisory & Trust Growth Equity Fund Limited Partnership as of December 31, 1997, were audited by other auditors whose report was dated February 6, 1998. We also consent to all references to our firm in this registration statement.






                                         /s/ Wolpoff and Company LLP

                                         WOLPOFF & COMPANY, LLP


Baltimore, Maryland
April 9, 1999

                             WOLPOFF & COMPANY, LLP





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion, on Form N-14 of this registration statement, of our reports dated January 29, 1999, on our audit of the statement of assets, liabilities and partners' capital (net assets) of Alex. Brown Capital Advisory & Trust Emerging Growth Fund Limited Partnership as of December 31, 1998, and the related statements of operations and changes in partners' capital (net assets) for the year then ended. The financial statements of Alex. Brown Capital Advisory & Trust Emerging Growth Fund Limited Partnership as of December 31, 1997, were audited by other auditors whose report was dated February 10, 1998. We also consent to all references to our firm in this registration statement.




                                         /s/ Wolpoff and Company LLP

                                         WOLPOFF & COMPANY, LLP


Baltimore, Maryland
April 9, 1999